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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 22, 1996, which appears on page 33 of the 1996 Annual Report to Shareholders of PAREXEL International Corporation, which is incorporated by reference in PAREXEL International Corporation's Annual Report on Form 10-K for the year ended June 30, 1996. We also consent to the application of such report to the Financial Statement Schedule for the three years ended June 30, 1996 listed under Item 14(a) of PAREXEL International Corporation's Annual Report on Form 10-K for the year ended June 30, 1996 when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP


BOSTON, MASSACHUSETTS
MAY 20, 1997